                                                           Exhibit No. EX-99.h.3

                                    FORM OF

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

February 21, 2006

Delaware Pooled Trust
2005 Market Street
Philadelphia, PA 19103

          Re: Expense Limitations

Ladies and Gentlemen:

          By our execution of this letter agreement (the "Agreement"), intending to be legally  bound hereby,  Delaware  Distributors,  L.P. (the  "Distributor")
agrees that in order to improve the  performance  of the Delaware REIT Fund (the
"Fund") of the  Delaware  Pooled  Trust Real Estate  Investment  Portfolio,  the
Distributor shall, from March 1, 2006 through February 28, 2007, waive a portion of the Rule 12b-1  (distribution)  fees for Class A Shares and Class R Shares so that  such Rule  12b-1  (distribution)  fees will be capped at 0.25% and  0.50%, respectively.

          The Distributor  acknowledges that it shall not be entitled to collect on or make a claim for waived fees at any time in the future.

                                        Delaware Distributors, L.P.

                                        By: _________________________
                                            Name:
                                            Title:
                                            Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Pooled Trust

By: _________________________
    Name:
    Title:
    Date: